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                                                                  Exhibit 10.1.1

                                  AMENDMENT TO

                             INTEK INFORMATION, INC.
                            1997 AMENDED AND RESTATED
                                STOCK OPTION PLAN



Section 6.1 of the Intek Information, Inc. 1997 Amended and Restated Stock Option Plan is hereby replaced in its entirety with the following:

     6.1. Maximum Number. The maximum aggregate number of shares of Common Stock
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     that may be made subject to Stock Options shall be 7,455,552 authorized shares. To the extent the aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an individual in a particular calendar year exceeds $100,000, such excess Stock Options shall be treated as NSOs. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.



This Amendment was approved by the Board of Directors and by the requisite percentage of stockholders of Intek Information, Inc. on February 24, 2000. The effective date of this Amendment is February 24, 2000.